UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Gray Television, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 2, 2007
VOTING REQUIREMENTS
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD COMMITTEES AND MEMBERSHIP
BENEFICIAL SHARE OWNERSHIP
EXECUTIVE COMPENSATION
Summary Compensation Table
REPORT OF MANAGEMENT PERSONNEL COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTING FIRM
PROPOSAL 2: APPROVAL OF THE 2007 LONG TERM INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING
AVAILABILITY OF FORM 10-K
HOUSEHOLDING
APPENDIX A

GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 2, 2007
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Television, Inc. (“Gray”) will be held at 9:30 a.m., local time, on Wednesday, May 2, 2007, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:
•	The election of eleven members of Gray’s Board of Directors;

•	A proposal to approve the Gray Television, Inc. 2007 Long Term Incentive Plan; and

•	Such other business and matters or proposals as may properly come before the meeting.
     Only holders of record of Gray common stock, no par value per share and Gray Class A common stock, no par value per share, at the close of business on March 30, 2007 are entitled to notice of, and to vote at, the annual meeting.
     Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the proxy card, by accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
J. Mack Robinson
Chairman and Chief Executive Officer
Atlanta, Georgia
April 11, 2007

GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
PROXY STATEMENT
For Annual Meeting of Shareholders
to be Held on May 2, 2007
     This proxy statement is being furnished by the Board of Directors of Gray Television, Inc., a Georgia corporation (which we refer to as “Gray,” the “Company,” “we,” or “us”), to the holders of Gray common stock, no par value per share, and Gray Class A common stock, no par value per share, in connection with the solicitation of proxies by Gray’s Board of Directors for use at the 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) to be held at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on Wednesday, May 2, 2007, at 9:30 a.m, local time, and at any adjournments or postponements thereof. Distribution of this proxy statement and a proxy card to shareholders is scheduled to begin on or about April 11, 2007.
     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by Internet or by telephone, by delivering written notice of the revocation of the proxy to Gray’s Secretary prior to the 2007 Annual Meeting, or by attending and voting at the 2007 Annual Meeting. Attendance at the 2007 Annual Meeting, in and of itself, will not constitute revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2007 Annual Meeting.
     If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Gray Television, Inc. 2007 Long Term Incentive Plan (the “2007 Incentive Plan”) and in accordance with the discretion of the named proxies on other matters properly brought before the 2007 Annual Meeting.
     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by Gray. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of Gray, who will not receive additional compensation therefore, in person or by telephone or other means of communication. Gray also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the common stock and the Class A common stock as of the record date for the 2007 Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

VOTING REQUIREMENTS
Record Date and Voting Rights
     Gray’s Board of Directors has fixed the close of business on March 30, 2007 as the record date for determining holders of the common stock and the Class A common stock entitled to notice of, and to vote at, the 2007 Annual Meeting. Only holders of record of the common stock and/or the Class A common stock on that date will be entitled to notice of, and to vote at, the 2007 Annual Meeting. Shareholders of record may vote by either:
•	attending the 2007 Annual Meeting;

•	the Internet at http://www.proxyvoting.com/gtn;

•	the telephone at 1-866-540-5760 as directed on the enclosed proxy card; or

•	completing and mailing the enclosed proxy card.
Instructions for voting are included on the enclosed proxy card.
     As of the record date, March 30, 2007, 42,061,037 shares of the common stock and 5,753,020 shares of the Class A common stock were outstanding. Each share of the common stock is entitled to one vote and each share of the Class A common stock is entitled to ten votes. The total number of possible votes is 99,591,237. A number of votes equal to or greater than a majority of possible votes, or 49,795,620 votes (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the 2007 Annual Meeting without a quorum. Abstentions and broker non-votes (where a broker submits a proxy but does not have discretionary authority to vote a customer’s shares on such proposal when specific instructions are not received) will be counted as present for purposes of determining a quorum.
Required Votes
     With respect to the election of directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the eleven nominees receiving the most votes will be elected. Votes withheld from any nominee, if a quorum is present, will have no effect on the outcome of voting for directors. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the outcome of the election of directors.
     With respect to the proposal to approve the 2007 Incentive Plan, the approval of a majority of the votes cast by the holder’s of the common stock and the Class A common stock voting together as a single class, is required; provided however, that the total votes cast on this proposal must represent over 50% of the total number of votes entitled to be cast by the holders of all of the outstanding shares of the common stock and the Class A common stock, voting together as a single class. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the outcome or the approval of the 2007 Incentive Plan assuming at least 50% of the total shares entitled to vote are cast.
     The holders of the common stock and the Class A common stock are not entitled to appraisal rights under Georgia law with respect to the proposals set forth in this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS
Nominees
     At the 2007 Annual Meeting, eleven directors are to be elected to hold office until Gray’s next annual meeting of shareholders and until their successors have been elected and qualified. Each nominee is currently a director of Gray. In case any nominee listed in the table below should be unavailable for any reason, which Gray’s management has no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by the Management Personnel Committee prior to or at the 2007 Annual Meeting, or, if no substitute is selected by the Management Personnel Committee prior to or at the 2007 Annual Meeting, a motion to reduce the membership of the Board of Directors to the number of nominees available will be presented.
     Our Board of Directors unanimously recommends that you vote “FOR” the election of those directors specified in this proxy statement.
     Set forth below is information concerning each of the nominees.

	Director
Name	Since	Age	Position
William E. Mayher, III	1990	68	Chairman of the Board of Directors
J. Mack Robinson	1993	83	Director, Chairman and Chief Executive Officer
Robert S. Prather, Jr.	1993	62	Director, President and Chief Operating Officer
Hilton H. Howell, Jr.	1993	45	Director, Vice Chairman
Richard L. Boger	1991	60	Director
Ray M. Deaver	2002	66	Director
T. L. Elder	2003	68	Director
Zell B. Miller	2005	75	Director
Howell W. Newton	1991	60	Director
Hugh E. Norton	1987	74	Director
Harriett J. Robinson	1997	76	Director
     J. Mack Robinson has been Gray’s Chairman and Chief Executive Officer since September 2002. Prior to that, he was Gray’s President and Chief Executive Officer from 1996 through September 2002. He is the Chairman of the Executive Committee of Gray’s Board of Directors. Mr. Robinson has served as Chairman Emeritus of Triple Crown Media, Inc. since December 30, 2005 and previously served as Chairman of the Board of Bull Run Corporation, from 1994 through its 2005 merger with Triple Crown Media, Inc., Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, and Chairman of the Board of Atlantic American Corporation, an insurance holding company, since 1974. Mr. Robinson also serves as a director of the following companies: Bankers Fidelity Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is a director emeritus of Wachovia Corporation. Mr. Robinson is the husband of Mrs. Harriett J. Robinson and the father-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s Board of Directors.
     Robert S. Prather, Jr. has served as Gray’s President and Chief Operating Officer since September 2002. Prior to that, he served as Gray’s Executive Vice President-Acquisitions from 1996 through September 2002. He is a member of the Executive Committee of Gray’s Board of Directors. He has served as Chairman of Triple Crown Media, Inc. since December 30, 2005 and was previously President and Chief Executive Officer and a director of Bull Run Corporation, from 1992 through its 2005 merger with Triple Crown Media, Inc. He serves as an advisory director of Swiss Army Brands, Inc. and serves on the Board of Trustees of the Georgia World Congress Center Authority and also serves as a member of the Board of Directors for Gabelli Asset Management and Victory Ventures, Inc.
     Hilton H. Howell, Jr. has been Gray’s Vice Chairman since September 2002. Prior to that, he was Gray’s Executive Vice President from September 2000. He is a member of Gray’s Executive Committee. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director of Triple Crown Media, Inc. since December 30, 2005 and was previously a director, Vice President and Secretary of Bull Run Corporation from 1994 through its 2005 merger with Triple Crown Media, Inc. Mr. Howell also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of Mr. J. Mack Robinson and Mrs. Harriett J. Robinson, both members of Gray’s Board of Directors.
     William E. Mayher, III is a member of the Executive Committee, the Audit Committee, the Management Personnel Committee, the 2002 Long Term Incentive Plan Committee, the Director Restricted Stock Plan Committee and the Employee Stock Purchase Plan Committee of Gray’s Board of Directors and has served as Chairman of Gray’s Board of Directors since August 1993. Dr. Mayher was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is immediate past Chairman of the Medical College of Georgia Foundation and a past member of the Board of Directors of the American Association of Neurological Surgeons. He also serves as a director of Palmyra Medical Centers and Chairman of the Albany Dougherty County Airport Commission.
     Richard L. Boger is a member of the Audit Committee of Gray’s Board of Directors. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., an insurance software company, since February 2002 and was previously President and Chief Executive Officer of Export Insurance Services, Inc., an insurance brokerage and agency. Since July 2003, he has also served as business manager for Owen Holdings, LLLP, a Georgia Limited Liability Limited Partnership and since July 2004, has served as General Partner of Shawnee Meadow Holdings, LLLP, a Georgia Limited Liability Limited Partnership.
     Ray M. Deaver is Chairman of the Management Personnel Committee of Gray’s Board of Directors and a member of the 2002 Long Term Incentive Plan Committee, the Director Restricted Stock Plan Committee and the Employee Stock Purchase Plan Committee. Prior to his appointment to Gray’s Board of Directors, Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement on December 31, 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999.

     T.L. (Gene) Elder is a member of Gray’s Audit Committee. Until May 2003, Mr. Elder was a partner of Tatum, LLC, a national firm of career chief financial officers, and since 2004 has been a Senior Partner of that firm.
     Zell B. Miller is a member of the Management Personnel Committee, the Director Restricted Stock Plan Committee, the Employee Stock Purchase Plan Committee and the 2002 Long Term Incentive Plan Committee. He was U.S. Senator from Georgia from July 2000 until his retirement on December 31, 2004. Prior to that time he was Governor of the State of Georgia from 1991-1999 and Lieutenant Governor from 1975-1991. He is an honorary member of the Board of Directors of United Community Banks in Blairsville, Georgia.
     Howell W. Newton is Chairman of the Audit Committee of Gray’s Board of Directors. Mr. Newton has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since 1978.
     Hugh E. Norton is Chairman of the 2002 Long Term Incentive Plan Committee and is a member of the Management Personnel Committee, the Director Restricted Stock Plan Committee and the Employee Stock Purchase Plan Committee of Gray’s Board of Directors. Mr. Norton has been President of Norco, Inc., an insurance agency, from 1973 and also is a real estate developer in Destin, Florida.
     Harriett J. Robinson has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of Mr. J. Mack Robinson and the mother-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s Board of Directors.
CORPORATE GOVERNANCE
     Gray is in compliance with the New York Stock Exchange (the “NYSE”) corporate governance rules, which were adopted in connection with the Sarbanes-Oxley Act of 2002. The Company has adopted a Code of Ethics that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted, the waiver will be disclosed in a Securities and Exchange Commission (the “SEC”) filing on Form 8-K. Our Code of Ethics and the written charters of our Audit Committee and our Management Personnel Committee, which acts as our Nominating and Corporate Governance Committee and Compensation Committee under separate charters, as well as our Corporate Governance Principles, are available on our website at www.gray.tv. All such information is also available in print to any shareholder upon request by telephone at (404) 266-8333.
     After considering all applicable regulatory requirements and assessing the materiality of each director’s relationship with the Company, our Board of Directors has affirmatively determined that all of our directors are independent within the meaning of Sections 303A.02(a) and (b) of the NYSE listing standards, except for Mr. Robinson, due to his status as an executive officer, Mr. Prather, due to his status as an executive officer, Mr. Howell, due to his status as an executive officer, and Mrs. Robinson, due to her family relationships with Mr. Robinson and Mr. Howell. Consequently, our Board of Directors has determined that seven of Gray’s eleven directors are independent within the meaning of the listing standards of the NYSE.
     Gray encourages interested party communication with its Board of Directors. Any interested party who wishes to communicate with the Board of Directors or with any particular director, including any independent director, may send a letter to the Secretary of the Corporation at Gray Television, Inc.,

Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006 which communications will be forwarded to the Board of Directors by the Secretary. Any communication should indicate that you are an interested party and clearly specify that such communication is intended to be made to the entire Board of Directors or to one or more particular directors.
     The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of the shareholders. Six members of Gray’s Board of Directors attended the 2006 Annual Meeting of Shareholders. Directors Boger, Howell, Miller and Mr. and Mrs. Robinson planned on attending, as they have in years past, but were not able to because of inclement weather preventing their scheduled air travel to Tallahassee, Florida, where the meeting was held.
     Gray’s Board of Directors held four meetings during 2006. During 2006, each of the directors attended at least 75% of the aggregate number of meetings of the board and meetings of all committees of the board on which such directors served.
     In accordance with Section 303A.03 of the NYSE listing standards, the independent non-management Directors met in executive session four times during 2006 (after every scheduled meeting). As Dr. Mayher is the Chairman of the full Board, he also serves as Chairman of the executive sessions. With respect to potential transactions with related parties, the Audit Committee must review and approve such transactions in advance after full disclosure of the nature and extent of the related party’s interest in any such transaction.
BOARD COMMITTEES AND MEMBERSHIP
     Gray’s Board of Directors has an Executive Committee. The Executive Committee has and may exercise all of the lawful authority of the full Board of Directors in the management and direction of the affairs of Gray, except as otherwise provided by law or as otherwise directed by Gray’s Board of Directors. All actions by the Executive Committee are subject to revision and alteration by Gray’s Board of Directors, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee did not meet during 2006. The members of the Executive Committee are Messrs. Howell, Mayher, Prather and Robinson.
     Gray’s Board of Directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray’s independent public accounting firm, as well as Gray’s accounting policies and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee is governed by a written Audit Committee Charter which was approved and adopted in its current form by the Board of Directors in February of 2004, and can be found on Gray’s corporate website at www.gray.tv. The Audit Committee held five meetings during 2006. The members of the Audit Committee are Messrs. Boger, Elder, Mayher and Newton (as Chairman). The Board of Directors has affirmatively determined that T.L. (Gene) Elder is an “audit committee financial expert” as that term is defined under applicable SEC rules. The Board of Directors has determined that all members of the Audit Committee are independent in accordance with NYSE and SEC rules governing audit committee member independence. The report of the Audit Committee is set forth in this Proxy Statement under the heading “Report of Audit Committee.”
     Gray’s Board of Directors has a Management Personnel Committee that functions as both the Compensation Committee and the Nomination and Corporate Governance Committee. The Management Personnel Committee has adopted separate written charters to govern its activities as the Compensation

Committee and the Nominating and Corporate Governance Committee, respectively, current copies of which are available on Gray’s corporate website at www.gray.tv. As the Compensation Committee the Management Personnel Committee makes recommendations with respect to executive salaries, bonuses and compensation. The Management Personnel Committee held two meetings in 2006, during which meetings it performed the functions of both the Compensation Committee and Nominating and Corporate Governance Committees. Its members are Messrs. Deaver, Mayher, Miller and Norton. The Board of Directors has affirmatively determined that all members of the Management Personnel Committee are independent in accordance with NYSE rules governing independence. The report of the Management Personnel Committee is set forth in this Proxy Statement under the heading “Report of Management Personnel Committee.”
     In making its determinations with respect to executive compensation, the Management Personnel Committee has not historically engaged the services of a compensation consultant. However, the Management Personnel Committee has the authority to retain any outside advisors who it deems necessary in order to assist the Committee in carrying out its responsibilities.
     In addition to acting as Gray’s Compensation Committee, the Management Personnel Committee also acts as Gray’s Nominating and Corporate Governance Committee. In this function, the committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of Gray, recommending candidates to the Board of Directors for all directorships, evaluating the set of corporate governance principles and guidelines applicable to Gray that the Board of Directors has adopted, and overseeing the evaluation of the Board of Directors and management. In recommending candidates to the Board of Directors for nomination as directors, the Management Personnel Committee considers such factors as it deems appropriate, consistent with its charter, including but not limited to judgment, skills, diversity, integrity and experience. The committee does not assign a particular weight to these individual factors. Rather, the committee looks for a unit of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors. Historically, Gray has not used a recruiting firm to assist with this process.
     The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. The Management Personnel Committee’s evaluation of candidates recommended by Gray Shareholders does not differ materially from its evaluation of candidates recommended from other sources. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to Gray’s Secretary, giving the candidate’s name, biographical data, qualifications and all other information that is required to be disclosed under the applicable rules and regulations of the Securities and Exchange Commission. The foregoing information should be forwarded to the Nominating and Corporate Governance Committee, c/o Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.
     Gray’s Board of Directors has a 2002 Long Term Incentive Plan Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants under the 2002 Long Term Incentive Plan, the Gray Television, Inc. Directors’ Restricted Stock Plan (the “Directors’ Restricted Stock Plan”) and the Employee Stock Purchase Plan and is the Committee designated to administer the Employee Stock Purchase Plan. The 2002 Long Term Incentive Plan Committee held two meetings in 2006, and its members are Messrs. Deaver, Mayher, Miller and Norton all of which are “non-employee directors” under applicable Securities and Exchange Commission rules.

BENEFICIAL SHARE OWNERSHIP
     The following table sets forth certain information regarding the beneficial ownership of the Class A common stock and the common stock as of March 26, 2007 by (i) any person who is known to us to be the beneficial owner of more than five percent of the Class A common stock or the common stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers named in the Summary Compensation Table herein as a group. For purposes of this table, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table. The percentages of each class are based on 5,753,020 shares of Class A common stock and 42,061,037 shares of common stock outstanding as of March 26, 2007. Shares underlying outstanding stock options or warrants exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

					Combined
					Voting
	Class A				Percent of
	Common Stock		Common Stock		Common
	Beneficially Owned		Beneficially Owned		and Class A
	(GTN.A)		(GTN)		Common
Name	Shares	Percent	Shares	Percent	Stock
Robert A. Beizer (1)	—	*	25,257	*	*
Richard L. Boger	3,736	*	24,931	*	*
Ray M. Deaver	—	*	322,696	*	*
T. L. Elder	2,000	*	16,000	*	*
Hilton H. Howell, Jr. (2) (3)	681,550	11.8%	379,748	*	7.2%
William E. Mayher, III	13,500	*	34,750	*	*
Zell B. Miller	—	*	15,500	*	*
Howell W. Newton	2,625	*	18,500	*	*
Hugh E. Norton	13,500	*	34,750	*	*
Robert S. Prather, Jr. (4)	260,424	4.5%	652,084	1.5%	3.3%
Harriett J. Robinson (3) (5) (6)	3,331,270	57.8%	808,416	1.9%	34.1%
J. Mack Robinson (3) (6) (7)	3,331,270	57.8%	808,416	1.9%	34.1%
James C. Ryan (1)	—	*	79,462	*	*
Mario J. Gabelli (8)	360,000	6.3%	3,659,690	8.7%	7.3%
Dimensional Fund Advisors LP (9)	—	*	3,423,610	8.1%	3.4%
Highland Capital Management L.P. (10)	—	*	4,466,822	10.6%	4.5%
Wellington Management Company, L.L.P. (11)	—	*	3,788,100	9.0%	3.8%
George H. Nader (12)	359,998	6.3%	—	*	3.6%
All directors and named executive officers as a group (13) (13 persons)	3,753,000	65.0%	2,261,094	5.3%	39.5%

*	Less than 1%.

(1)	Includes options to purchase the common stock, as follows: Mr. Beizer – 12,002 shares of the common stock and Mr. Ryan – 71,438 shares of common stock.

(2)	Includes 59,075 shares of the Class A common stock owned by Mr. Howell’s wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership. Also includes options to purchase 28,575 shares of common stock.

(3)	Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 555,605 shares of the Class A common stock and 151,000 shares of the common stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director.

(4)	Includes 225 shares of the Class A common stock and 200 shares of the common stock owned by Mr. Prather’s wife, as to which shares he disclaims beneficial ownership. Includes options to purchase 10,803 shares of the Class A common stock and options to purchase 372,618 shares of the common stock.

(5)	Includes: (a) an aggregate of 901,375 shares of the Class A common stock and 123,291 shares of the common stock, options to purchase 11,570 shares of the Class A common stock, options to purchase 371,475 shares of the common stock owned by Mrs. Robinson’s husband; (b) 1,104,180 shares of the Class A common stock, 69,750 shares of the common stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities.

(6)	Includes as to Mr. Robinson and Mrs. Robinson, an aggregate of 119,200 shares of the Class A common stock owned by Gulf Capital Services, Ltd.

(7)	Includes: (a) options to purchase 11,570 shares of Class A common stock and options to purchase 371,475 shares of the common stock; (b) 1,743,520 shares of the Class A common stock and 162,650 shares of the common stock owned by Mr. Robinson’s wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities.

(8)	This information is based solely on Gray’s review of a Schedule 13D/A filed with the SEC by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(9)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC by Highland Capital Management, L.P. and also by Mr. James D. Dondero and various entities which he directly or indirectly controls. The address of Highland Capital Management, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(11)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP. The address of Wellington Management Company, L.L.P. is 75 State Street, Boston, Massachusetts 02109.

(12)	Mr. Nader’s address is P.O. Box 271, West Point, Georgia 31833.

(13)	The addresses for each of the directors and named executive officers is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Management Personnel Committee.
     The Management Personnel Committee of the Board of Directors serves as Gray’s Compensation Committee and administers our executive compensation program and has the overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Management Personnel Committee approves the compensation of each of the Company’s executive officers and all Television Station General Managers and, in its capacity as the Nominating and Corporate Governance Committee, establishes the compensation of the Board of Directors. The Management Personnel Committee consists of four members of our Board of Directors, Messrs. Deaver, Mayher, Miller and Norton. The Board of Directors has affirmatively determined that all members of the Management Personnel Committee are independent in accordance with NYSE rules governing independence.
Compensation Philosophy and Policy.
     Generally, the Company strives to establish compensation practices and provide compensation opportunities that attract, retain and reward its executives and strengthen the mutuality of interests between its executives and the Company’s shareholders in order to motivate them to maximize shareholder value. The Company believes that the most effective executive compensation program is one that is conservative, yet competitive, and which aligns long-term compensation to the creation of shareholder value.
     The goals of our executive compensation program for 2006 were to retain, motivate and reward our executive officers. To achieve such goals, we relied primarily on salaries, bonuses and other compensation for each of our executive officers. The Management Personnel Committee’s policy for determining an executive’s salary, bonus and stock option grants was based on the position and responsibility of such executive, his impact on the operations and profitability of Gray and the knowledge and experience of such executive.
     Under current policy, our Chief Executive Officer, with input from our President and Chief Operating Officer, recommends the annual compensation level, including bonuses, for all officers (including himself) of Gray and its subsidiaries to the Management Personnel Committee for its review and approval. Once the Management Personnel Committee has completed its review, made any adjustments to the recommended compensation it deems appropriate and has approved the annual compensation levels for our officers, it reports to the Board of Directors.
Elements of the Company’s Compensation Program.
     The Company’s compensation program for its named executive officers is designed to provide the Company’s executive officers with a combination of cash (guaranteed and incentive-based) and equity-based compensation to align the officers’ interests with the Company’s shareholders. The Company’s executive compensation program primarily consists of the following elements:
•	base salary;

•	cash bonuses; and

•	long-term incentive compensation including incentive stock options and other equity-based awards.
     The Management Personnel Committee has not established a policy for allocating between the different forms of compensation. Instead, the Management Personnel Committee strives to achieve an appropriate mix between the different forms of compensation in order to (i) motivate the named executive officers to deliver superior performance in the short-term by providing competitive base salaries and annual incentive cash bonuses, (ii) align the interests of the named executive officers with the long-term interests of the shareholders through the grant of equity-based compensation and (iii) provide an overall compensation package that promotes executive retention.
Process for Establishing Executive Compensation.
     The Company does not have employment agreements with any of the named executive officers to form the primary basis for each of these officers’ compensation.
     Gray’s Chief Executive Officer, with input from our President and Chief Operating Officer annually review the performance of each of the other named executive officers and makes recommendations to the Management Personnel Committee regarding compensation for the other named executive officers. Based upon the recommendations made by the Chief Executive Officer, the Management Personnel Committee then determines the amount of compensation for all named executive officers.
     Although Gray believes that its compensation structure is similar to that of other comparable companies, it did not specifically compare such structure with that of other companies with respect to 2006 compensation in 2006. Rather, the Management Personnel Committee compared salaries and bonuses of Gray’s executive officers for the last five years, compared stock price performance and compared history of accomplishments in 2005, compared net operating profit and operating profit margins and arrived at what it considered adequate and competitive compensation.
     In determining whether to grant annual cash bonuses, incentive stock options, or other awards, the Management Personnel Committee considers each named executive officer’s performance and contribution to the Company’s profits and business plan objectives. For non-executive officers and employees, the Management Personnel Committee approves operating profit targets annually. When measuring an executive officer’s individual contribution and performance, the Management Personnel Committee examines these factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual’s performance against such mix in absolute terms in relation to other executive officers at Gray.
     Compensation for our Chief Executive Officer and President/Chief Operating Officer is established in the same manner as our other executive officers. The Management Personnel Committee considers suggestions as to such compensation made by those individuals along with the Management Personnel Committee’s goals of providing a compensation program that is equitable in a competitive marketplace, encourages achievement of strategic objectives and creation of shareholder value, and recognizes and rewards individual achievements. These factors are considered as a group, without particular weight given any single factor, and are necessarily subjective in nature.

Base Salary.
     The annual base salary component of the Company’s executive compensation program provides each named executive officer with a fixed minimum amount of annual cash compensation. Salaries for the Company’s named executive officers are generally subject to annual review and adjustment by the Management Personnel Committee. Adjustments are considered and made by taking into account adjustments suggested by our Chief Executive Officer and President/Chief Operating Officer and weighing those suggestions against past base salaries and other subjective criteria such as an individual’s past and expected performance and contributions to our business and other factors discussed above.
     The following table sets forth the 2006 base salaries paid by the Company to each of our named executive officers:

Name	Amount

J. Mack Robinson	$400,000
Robert S. Prather, Jr.	$850,000
James C. Ryan	$300,000
Robert A. Beizer	$305,000
Hilton H. Howell, Jr.	$125,000
Cash Bonus.
     The Company provided cash bonus awards to certain of its senior employees, including all of the named executive officers. Gray’s cash bonuses serve as an annual short-term incentive program designed to recognize and reward employees who make significant contributions towards achieving the Company’s annual business plan.
     Cash bonuses are contingent upon the Company’s operating results and the achievement of certain financial performance objectives. An executive’s annual bonus is based on a percentage of his annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 2006, bonuses ranged from 8% to approximately 100% of an executive’s base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual’s contribution to Gray or the business unit (which is a subjective analysis).

     Each of the named executive officers earned the following bonus amounts, which were paid in the first quarter of 2007:

Name	Amount

J. Mack Robinson	$300,000
Robert S. Prather, Jr.	$850,000
James C. Ryan	$250,000
Robert A. Beizer	$25,000
Hilton H. Howell, Jr.	$100,000
     Except for the named executive officers, substantially all current employees are eligible for annual cash bonuses if certain performance targets, set by management, are met. The Company paid approximately $2,860,000 in cash bonuses in 2007 to a total of 387 employees for the achievement of specific performance targets in 2006. This amount included the amounts paid to the named executive officers. The Management Personnel Committee meets during the first quarter of each year once adequate financial and other performance data from the prior fiscal year becomes available for review and determines the amount of bonuses for the Company’s named executive officers. The Company pays the bonuses in the first quarter and the employee has to be employed by the Company on the date of payment in order to receive payment of the bonus.
Long-Term Incentive Compensation.
     In order to align the interests of the Company’s executives and other key management personnel responsible for the growth of the Company with the interests of the Company’s shareholders, the Company has established the 2002 Long Term Incentive Plan, which provides for equity-based awards. In 2006, the Company did not issue any stock options or other similar instruments to the named executive officers under the 2002 Long Term Incentive Plan except for 160,000 shares of restricted stock awarded to Mr. Prather as discussed below. Although no options were granted under the Plan in 2006, it is the Company’s practice to grant options with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The decision to issue options and other awards begins with our Chief Executive Officer and President/Chief Operating Officer suggesting that an award is appropriate, and the Management Personnel Committee then considers the suggestion.
     In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, as well as the terms of other incentive awards, the Management Personnel Committee takes into account subjective considerations, including the level of such executive’s position and the individual’s contribution to Gray.
     Type, vesting and other characteristics of awards within the Management Personnel Committee’s discretion are determined on a case by case basis taking into consideration the suggestion of our Chief Executive Officer and President/Chief Operating Officer, as well as the subjective criteria discussed above. On October 6, 2006, the Company granted 160,000 shares of restricted common stock under the 2002 Long Term Incentive Plan to Mr. Prather, the Company’s President/Chief Operating Officer, which will vest as follows: 64,000 shares on April 6, 2007, 48,000 shares on October 6, 2007 and 48,000 shares on October 6, 2008. This award was approved by the Management Personnel Committee in recognition of Gray’s overall operating performance success in meeting strategic objectives and Mr. Prather’s personal leadership and accomplishments. The committee determined that 160,000 shares was a reasonable but meaningful amount for such purposes.

Capital Accumulation (401(k)) Plan.
     The Company currently sponsors a Capital Accumulation Plan, to encourage eligible employees to defer a part of their current income to provide for their retirement, death or disability under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all employees of Gray and its subsidiaries and affiliates that adopt the plan. Under the Capital Accumulation Plan, participants may elect to make pre-tax savings deferrals from their compensation each year, subject to annual limits on such deferrals imposed by the Code. The Company may also, in its discretion, on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional Company contributions. For the year ended December 31, 2006, Gray matched 50% of each employee’s contribution up to 6% of such employee’s gross pay. Participants are immediately vested in their voluntary contributions plus the actual earnings thereon. Employer contributions and earnings thereon become 100% vested after the participant completes three years of service. The only form of benefit payment under the Capital Accumulation Plan is a single lump-sum payment equal to the vested balance in the participant’s account. The vested portion of a participant’s accrued benefit is payable upon such employee’s termination of employment, attainment of age 59 1/2, retirement, total and permanent disability or death. Participants may also make in-service withdrawals from their pre-tax contributions under the plan for certain specified instances of hardship.
Income Deduction Limitations.
     Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the Named Executive Officers. However, certain “performance-based” compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. The Management Personnel Committee has historically had a general policy of structuring performance-based compensation arrangements for its executive officers whose compensation might exceed the $1 million cap in a way that will satisfy Section 162(m)’s conditions for deductibility, to the extent feasible and after taking into account all relevant considerations. However, the Company also needs flexibility to pursue its incentive and retention objectives, even if this means that a portion of executive compensation may not be deductible by the Company. Accordingly, the Management Personnel Committee, has from time to time, approved elements of compensation for certain officers that are not fully deductible, and may do so in the future under appropriate circumstances.
CEO Compensation.
     Mr. Robinson’s compensation was set by the Management Personnel Committee at $400,000 in 2006 and he earned a bonus of $300,000 in 2006. His compensation was set after reviewing Gray’s overall performance, success in meeting strategic objectives and the Chief Executive Officer’s personal leadership and accomplishments. Mr. Robinson became Chief Executive Officer of the Company in 1996.
     Employee Stock Purchase Plan.
     The Company also offers an Employee Stock Purchase Plan to eligible employees (including the named executive officers) to provide eligible employees (including the named executive officers) with an opportunity to purchase the Company’s common stock through payroll deductions as a means of purchasing the common stock of the Company for long-term investment.

Summary Compensation Table
     The following table sets forth a summary of the compensation of Gray’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for the year ended December 31, 2006.

						Change in
						Pension
						Value
						and
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
J. Mack Robinson	2006	400,000	300,000	18,400	—	20,095	75,601	814,096
Chairman,
Chief Executive
Officer and Director

Robert S. Prather, Jr.	2006	850,000	850,000	612,800	—	24,812	85,496	2,423,108
President,
Chief Operating
Officer and Director

James C. Ryan	2006	300,000	250,000	—	—	7,037	10,806	567,843
Senior Vice President
and Chief Financial
Officer

Robert A. Beizer	2006	305,000	25,000	—	—	13,605	24,022	367,627
Vice President-Law
and Development
and Secretary

Hilton H. Howell, Jr.	2006	125,000	100,000	18,400	121,477	3,555	54,385	422,817
Vice Chairman
and Director

(1)	Each of the named executive officers contributed a portion of his salary to the Company’s Capital Accumulation Plan. The disclosed salary amounts are before the named executive officer’s contributions.

(2)	These annual cash bonus amounts were paid in the first quarter of 2007 for performance in 2006. We accrued these amounts for financial reporting purposes in 2006.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock granted in 2006 as well as prior fiscal years, in accordance with SFAS 123(R). These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note H — Long-term Incentive Plan to the consolidated audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	Represents expense recognized by the Company in 2006, in accordance with SFAS 123(R), for stock options granted to Mr. Howell in 2005. This amount reflects the Company’s accounting expense for the stock options, and does not correspond to the actual value that will be recognized by Mr. Howell, which depends solely on the market value of Gray’s common stock at the time the options are exercised. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note — H Long-term Incentive Plan to the consolidated audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(5)	Represents the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2006, and the present value of accumulated benefits at December 31, 2005, adjusted for benefit payments made during the year. The present value of accumulated benefits at December 31, 2006 was calculated using the assumptions that were used for the December 31, 2006 financial statement disclosures, which were the 1983 group annuity mortality tables, separately for males and females, and a 6.00% interest discount. The present value of accumulated benefits at December 31, 2005 was calculated using the assumptions that were used for the December 31, 2005 financial statement disclosures, which used the 1983 group annuity mortality tables, separately for males and females and a 5.75% interest discount rate. See the Pension Benefits Table on page 23 for additional information, including the present value assumptions used in this calculation.

(6)	See the All Other Compensation Table below for additional information.
All Other Compensation Table
     The following table describes each component of the All Other Compensation column in the Summary Compensation table

			Company
	Dividends		Contributions	Company
	Paid on	Discounted	to Defined	Paid		Pension
	Stock	Securities	Contribution	Insurance	Directors’	Plan
	Awards	Purchases	Plans	Premiums	Fees	Payments	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
J. Mack Robinson	1,320	—	7,500	8,034	47,000	11,747	75,601
Robert S. Prather, Jr.	18,120	—	2,827	17,549	47,000	—	85,496
James C. Ryan	—	—	7,500	3,306	—	—	10,806
Robert A. Beizer	—	—	6,559	17,463	—	—	24,022
Hilton H. Howell, Jr.	1,320	2,250	3,125	690	47,000	—	54,385

(1)	Represents dividends paid to each named executive officer in 2006 on all awards of restricted Common Sock. Messrs. Robinson, Prather and Howell have received grants of restricted common stock in their capacities as directors of the Company. Mr. Prather has also received grants of restricted common stock in his capacity as an officer of the Company. Dividends are paid on all shares of restricted stock despite any vesting schedule and in a manner consistent with all other outstanding common shares.

(2)	Represents the amount of expense recognized by the Company, in accordance with SFAS123(R),

associated with the Gray Television, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”) for each named officer. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and to provide eligible employees of the Company with an opportunity to purchase the Company’s common stock through payroll deductions. The price per share at which shares of common stock may be purchased under the Stock Purchase Plan during this period was 85% of the fair market value of the common stock on the last day of the purchase period.

(3)	Represents the amount of expense recognized by the Company in accordance with SFAS 123(R) for the Gray Television, Inc. Capital Accumulation Plan (the “Capital Accumulation Plan”) for each named officer. The Capital Accumulation Plan provides additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of section 401(k) of the Internal Revenue Code of 1986. The Capital Accumulation Plan allows an investment option in the Company’s common stock and Class A common stock. It also allows for the Company’s percentage match to be made by a contribution of the Company’s common stock. Employee contributions to the Capital Accumulation Plan, up to 6% of the employees’ gross pay, are matched by Company contributions. The Company’s percentage match amount is declared by the Company’s Board of Directors before the beginning of each plan year and is made by a contribution of the Company’s common stock. The Company’s percentage match was 50% during the year ended December 31, 2006. The Company contributions vest, based upon each employee’s number of years of service, over a period not to exceed five years. In addition to the Company’s matching contributions, the Company authorized a voluntary contribution for 2006 for active participants in the Capital Accumulation Plan. This voluntary contribution was equal to 1% of each active participant’s earnings for 2006. Contributions and vesting for the named executive officers are the same as for all other eligible employees.

(4)	Represents term life insurance premiums and long term disability insurance premiums paid to each named officer. Mr. Robinson was compensated $8,034 for term life insurance premiums. Mr. Prather was compensated $15,444 for term life insurance premiums and $2,105 for long term disability insurance premiums. Mr. Ryan was compensated $1,800 for term life insurance premiums and $506 for long term disability insurance premiums. Mr. Beizer was compensated $15,240 for term life insurance premiums and $2,223 for long term disability insurance premiums. Mr. Howell was compensated $690 for term life insurance premiums. For Mr. Ryan, this amount also includes a $1,000 matching contribution by the Company to Mr. Ryan’s health savings account for his health insurance. The terms of the Company’s matching contributions were identical to all other employees selecting the same health plan offered by Gray.

(5)	Represents directors fees paid to each named executive officer in 2006 who is also a director of the Company. For additional information see Director’s Compensation for 2006, below.

(6)	Represents payments of pension benefits in 2006 in to each named executive officer. For additional information see Pension Benefits Table on page 23.

Grants of Plan-Based Awards in 2006
     The following table provides information about grants of plan-based awards granted to the named executive officers in 2006. The Company’s plan-based awards include grants of stock options and restricted stock. During 2006, no stock options or incentive or performance-based awards were granted to the named executive officers. Therefore, the table below presents the following information with respect to the 2006 restricted stock awards: (1) the grant date; (2) the number of shares of restricted stock granted, which consist of shares granted to Mr. Robinson, Mr. Prather and Mr. Howell; (3) the base price of the restricted stock awards, which reflects the closing price of Gray’s common stock on the date of grant; and (4) the grant date fair value of each equity award computed under SFAS 123(R).

		All Other
		Stock		Grant Date
		Awards	Exercise or	Fair Value
		Number of	Base Price	of Stock
		Shares of	of Share	and Option
	Grant	Stock	Awards	Awards
Name	Date	(#)	($/Sh)	($)
J. Mack Robinson	1/1/06	5,000	8.65	43,250
Robert S. Prather, Jr.	1/1/06	5,000	8.65	43,250
	10/6/06	160,000	6.40	1,024,000
James C. Ryan	—	—	—	—
Robert A. Beizer	—	—	—	—
Hilton H. Howell, Jr.	1/1/06	5,000	8.65	43,250
     The restricted stock grants on January 1, 2006 vested 20% on December 31, 2006 and will vest an additional 20% thereafter on December 31 of 2007, 2008, 2009 and 2010. The grant to Mr. Prather on October 6, 2006 vests as follows: 64,000 (40%) shares on April 6, 2007; 48,000 (30%) on October 6, 2007; and 48,000 (30%) on October 6, 2008. Dividends are paid on all shares of restricted stock despite the vesting schedule in a manner consistent with all other outstanding common shares.

Outstanding Equity Awards at December 31, 2006
     The following table provides information on the stock option awards held by the named executive officers at December 31, 2006. This table includes unexercised and unvested stock option awards. Each stock option award is shown separately for each of the named executive officers. All stock option awards held by the named executive officers were vested as of December 31, 2006 except for one stock option award held by Mr. Howell. This stock option award will vest on September 20, 2007. The stock option award exercise prices shown below are rounded to two decimal points.

	Option Awards
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option
		Option	Options	Options	Exercise	Option
	Class	Grant	Exercisable	Unexercisable	Price	Expiration
Name	of Stock	Date	(#)	(#)	($)	Date

J. Mack Robinson	Class A	11/19/98	11,570	—	15.39	11/19/08
	Common	01/07/02	76,581	—	9.82	01/07/07
	Common	09/30/02	125,730	—	9.58	09/30/07
	Common	11/20/03	45,720	—	10.93	11/20/08
	Common	11/19/04	57,150	—	12.30	11/19/07
	Common	06/08/05	142,875	—	9.71	06/07/10
Robert S. Prather, Jr.	Class A	11/19/98	10,803	—	15.39	11/19/08
	Common	01/07/02	76,581	—	9.82	01/07/07
	Common	09/30/02	125,730	—	9.58	09/30/07
	Common	11/20/03	46,863	—	10.93	11/20/08
	Common	11/19/04	57,150	—	12.30	11/19/07
	Common	06/08/05	142,875	—	9.71	06/07/10
James C. Ryan	Common	01/07/02	28,580	—	9.82	01/07/07
	Common	09/30/02	22,860	—	9.58	09/30/07
	Common	11/20/03	12,859	—	10.93	11/20/08
	Common	06/08/05	35,719	—	9.71	06/07/10
Robert A. Beizer	Common	02/11/03	12,002	—	8.70	02/11/08
Hilton H. Howell, Jr.	Common	01/07/02	7,658	—	9.82	01/07/07
	Common	10/28/02	28,575	—	7.78	10/28/07
	Common	09/20/05	—	102,870	9.71	09/20/10

     The following table provides information on the stock awards held by the named executive officers at December 31, 2006. This table includes vested and unvested stock awards. Each stock award is shown separately for each of the named executive officers. The vesting schedule for each stock award is shown following the stock awards table. The market value of the stock awards is based on the Gray common stock closing market price of $7.33 per share as of December 29, 2006, which was the last trading day of the year.

	Stock Awards
				Market
			Number of	Value
			Shares or	of Shares
			Units of	or Units of
		Stock	Stock That	Stock That
		Award	Have Not	Have Not
	Class	Grant	Vested	Vested
	of Stock	Date	(#)	($)

J. Mack Robinson	Common	01/01/03	1,000	7,330
	Common	01/01/06	4,000	29,320
Robert S. Prather, Jr.	Common	01/01/03	1,000	7,330
	Common	08/20/03	20,000	146,600
	Common	01/01/06	4,000	29,320
	Common	10/06/06	160,000	1,172,800
Hilton H. Howell, Jr.	Common	01/01/03	1,000	7,330
	Common	01/01/06	4,000	29,320

Grant
Date	Vesting Schedule for Stock Awards
01/01/03	20% vests in 2003; 20% vests in 2004; 20% vests in 2005; 20% vests in 2006; 20% vests in 2007

08/20/03	20% vests in 2003; 20% vests in 2004; 20% vests in 2005; 20% vests in 2006; 20% vests in 2007

01/01/06	20% vests in 2006; 20% vests in 2007; 20% vests in 2008; 20% vests in 2009; 20% vests in 2010

10/06/06	70% vests in 2007; 30% vests in 2008
     For additional information about the stock option awards and restricted stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis on page 12.

Option Exercises and Stock Vested in 2006
     None of the named executive officers exercised any stock options or similar instruments in 2006. The following table provides information, for the named executive officers, on the number of shares of stock awards vested in 2006 and the value realized by each before payment of any applicable withholding tax.

	Stock Awards
		Number
		of Shares	Value
		Acquired	Realized
	Class	on Vesting	on Vesting
Name	of Stock	(#)	($)

J. Mack Robinson(1)	Common	2,000	14,660
Robert S. Prather, Jr.(2)	Common	22,000	142,660
James C. Ryan	—	—	—
Robert A. Beizer	—	—	—
Hilton H. Howell, Jr.(3)	Common	2,000	14,660

(1)	Mr. Robinson acquired 2,000 shares of common stock having a market value of $7.33 per share on December 31, 2006 when the restrictions on those shares lapsed.

(2)	Mr. Prather acquired 2,000 shares of common stock having a market value of $7.33 per share on December 31, 2006 when the restrictions on those shares lapsed and 20,000 shares of common stock having a market value of $6.40 per share on September 1, 2006 when the restrictions on those shares lapsed.

(3)	Mr. Howell acquired 2,000 shares of common stock having a market value of $7.33 per share on December 31, 2006 when the restrictions on those shares lapsed.
Pension Benefits in 2006 Table
     The following table sets forth information on the pension benefits for the named executive officers under the Gray Pension Plan which is a plan, intended to be tax qualified, for certain of its employees and the employees of all of its subsidiaries, which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final 10 years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, annual estimated pension payments upon retirement of participating employees in specified salary classifications are shown in the following table:

			Payments
	Number	Present	During
	of Years	Value of	Last
	Credited	Accumulated	Fiscal
	Service	Benefit	Year
Name	(#)(1)	($)(2)	($)(3)

J. Mack Robinson	8	114,890	11,747
Robert S. Prather, Jr.	5	110,480	—
James C. Ryan	8	58,355	—
Robert A. Beizer	11	290,895	—
Hilton H. Howell, Jr.	4	15,449	—

(1)	Computed as of the same pension plan measurement date as used for 2006 financial statement reporting purposes.

(2)	The Present Value of Accumulated Benefit was calculated using the assumptions that were used for 2006 financial statement reporting purposes, which were the 1983 Group Annuity Mortality Table, separately for males and females, and a 6.00% interest discount rate.

(3)	Represents payments made during 2006. Mr. Robinson is the only named executive officer presently eligible to receive benefit payments under the terms of Gray’s Pension Plan.
Potential Payments Upon Termination or Change in Control
     As described in Compensation Discussion and Analysis, the named executive officers do not have employment agreements nor agreements with the Company which provide severance in the event of a change in control except to the extent that the 2002 Long-Term Incentive Plan and the Director’s Restricted Stock Plan, the Pension Plan and the Capital Accumulation Plan contain such provisions that are applicable to all participants. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated (by virtue of death, disability or otherwise), or there had been a change in control of Gray, on December 29, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Gray Pension Plan, Capital Accumulation Plan, disability benefits, life insurance and accrued vacation pay.
     For the purposes of this discussion, “disability” generally means total disability, resulting in the grantee being unable to perform his job, and “change of control” means any of the following: (1) any person becomes the beneficial owner of 45% or more of the combined voting power of Gray’s then outstanding shares; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of Gray, in which Gray is the continuing corporation, in which the holders of Gray common stock immediately prior to the acquisition do not own 51% percent or more of the stock of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all of Gray’s assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.
     Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event or the Company’s stock price. Mr. Robinson is the only named executive officer who was eligible to receive immediate benefits under the Gray Pension Plan as of December 31, 2006, which benefits are described previously in the Pension Benefits table.
     If one of the named executive officers were to die or become disabled, or if there were to be a change in control of Gray, any unexercisable stock options granted before the date of that event would become exercisable, and remain exercisable until the later of one year from the date of death or the expiration date of the grant. Of the named executive officers, only Mr. Howell has unexercisable stock options. However those stock options had no intrinsic value as of December 29, 2006, because the market value of the Company’s common stock was less than the exercise price of Mr. Howell’s options.
     The Director’s Restricted Stock Plan provides that any remaining restrictions on awards of restricted stock generally lapse upon the death or disability of the named executive officer, and in the event of a change of control of Gray, all shares of restricted stock will become immediately and fully transferable, and all periods of restriction will expire and the 2002 Long Term Incentive Plan Committee, which administered the Restricted Stock Plan, will be deemed to waive any forfeiture provisions provided with respect to any award.

     The following table provides the intrinsic value (that is, the value based upon the Company’s stock price, (and in the case of options less the exercise price)) of equity awards that would become exercisable or vested if the named executive had died or become disabled, or if there had been a change of control, as of December 29, 2006 and that would have been in-the-money on such date based upon the closing price of the Company’s common stock on such date.

		Stock
	Class	Awards
Name	of Stock	($)

J. Mack Robinson	Common	36,650
Robert S. Prather, Jr.	Common	1,356,050
James C. Ryan	—	—
Robert A. Beizer	—	—
Hilton H. Howell, Jr.	Common	36,650
Director Compensation in 2006
     The current compensation and benefit program for directors is designed to fairly pay directors for time and effort required to be an effective director of a company of Gray’s size and scope; to align directors’ interests with the long-term interests of shareowners; and to be simple, transparent and easy for shareholders to understand. Our directors’ compensation for 2006 included the following compensation elements:

Description	Amount ($)

Chairman of the Board’s annual retainer fee	40,000
Director’s annual retainer fee	35,000
Director’s fee per board meeting	3,000
Chairman of the Board fee per board meeting	4,000
Audit Committee chairman fee per committee meeting	4,000
Audit Committee member fee per committee meeting	3,500
Other Committee chairman fee per committee meeting	3,000
Other Committee member fee per committee meeting	3,000
     Directors are paid the above fee arrangement for participation in person or by telephone in any meeting of the Board of Directors or any committee thereof.
     In addition, Gray adopted the Directors’ Restricted Stock Plan in 2003. Pursuant to that plan, Gray may grant its directors restricted shares of Gray common stock that vest over five years in equal annual increments. Under the Restricted Stock Plan, a maximum of 10,000 restricted shares of common stock may be granted to each director in any calendar year.

     The table below presents the Directors’ compensation for 2006.

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned or		Deferred
	Paid in	Stock	Compensation	All Other
	Cash	Awards	Earnings	Compensation	Total
Name	($) (1)	($)(2)	($)(3)	($)(4)	($)

William E. Mayher, III	79,500	18,400	—	3,120	101,020
Chairman of the Board of Directors
Richard L. Boger	64,500	18,400	—	1,320	84,220
Ray M. Deaver	53,000	18,400	—	1,320	72,720
T. L. Elder	64,500	23,770	—	1,320	89,590
Hilton H. Howell, Jr.	47,000	18,400	3,555	7,385	76,340
Zell B. Miller	53,000	23,110	—	1,200	77,310
Howell W. Newton	64,000	18,400	—	1,320	83,720
Hugh E. Norton	53,000	18,400	—	1,320	72,720
Robert S. Prather, Jr.	47,000	612,800	24,812	38,496	723,108
Harriett J. Robinson	47,000	18,400	—	1,320	66,720
J. Mack Robinson	47,000	18,400	20,095	28,601	114,096

(1)	Represents the amount of cash compensation earned in 2006 for Board and Committee Service.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of Restricted Stock granted in 2006 as well as prior fiscal years, in accordance with SFAS 123(R). Fair value is calculated using the closing price of Gray’s common stock on the date of grant. The differences in the amounts shown among Board members largely reflect length of service. Mr. Prather’s stock awards compensation also includes current year expense, in accordance with SFAS 123(R), recognized by the Company related to grants of 100,000 shares and 160,000 shares of restricted stock granted in 2003 and 2006, respectively, which were granted to him as a senior executive of the Company. As of December 31, 2006, only employee directors held stock options and those options are described in the Outstanding Equity Awards at December 31, 2006 table on page 21 and the Summary Compensation Table on page 17.

(3)	Represents the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2006, and the present value of accumulated benefits at December 31, 2005, adjusted for benefit payments made during the year. The present value of accumulated benefits at December 31, 2006 were calculated using the assumptions that were used for the December 31, 2006 financial statement disclosures, which were the 1983 group annuity mortality tables, separately for males and females, and a 6.00% interest discount. The present value of accumulated benefits at December 31, 2005 were calculated using the assumptions that were used for the December 31, 2005 financial statement disclosures, which were the 1983 group annuity mortality tables, separately for males and females, and a 5.75% interest discount. See the Pension Benefits Table on page 23 for additional information, including the present value assumptions used in this calculation.

(4)	Represents all other compensation earned by the named director. For Mr. Robinson, Mr. Howell and Mr. Prather refer to the All Other Compensation Table on page 18, with the exception of director’s fees, which are reported separately in this Directors Compensation table. For the remaining directors, the amount reported represents dividends earned in 2006 by each director on the number of shares of Restricted Stock originally granted to them by the Company.
     The members of Gray’s Board of Directors are reimbursed for reasonable travel expenses incurred by them during the execution of their duties as members of Gray’s Board of Directors and any committees. These expenses include but are not limited to mileage, hotel rooms, meals and air transportation.
REPORT OF MANAGEMENT PERSONNEL COMMITTEE
     The following Report of the Management Personnel Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Gray specifically incorporates this Report by reference therein.
     The Management Personnel Committee, acting in its capacity as the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussion, the Management Personnel Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and in Gray’s Annual Report on Form 10-K for the year ended December 31, 2006.
     Submitted by the Management Personnel Committee of the Board of Directors.
Ray M. Deaver, Chairman
William E. Mayher, III
Zell B. Miller
Hugh E. Norton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Ray M. Deaver, William E. Mayher, III, Zell B. Miller and Hugh E. Norton are the members of the Management Personnel Committee, which serves as the compensation committee of Gray. No member of the Management Personnel Committee was an employee or officer of Gray or any of its subsidiaries during 2006 or was formerly an officer of Gray or any of its subsidiaries, except that Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement on December 31, 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. No “compensation committee interlocks” existed during 2006.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     J. Mack Robinson, Chairman and Chief Executive Officer and a director of Gray, has been Chairman Emeritus of Triple Crown Media, Inc. (“TCM”) since December 30, 2005 and previously served as Chairman of the Board of Bull Run Corporation from 1994 until its 2005 merger with TCM. Mr. Robinson is also the beneficial owner of outstanding shares of TCM common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., President and Chief Operating Officer and a director of Gray, has been Chairman of TCM since December 30, 2005 and was President, Chief Executive Officer and a director of Bull Run Corporation from 1994 until its 2005 merger with TCM. Mr. Prather is also the beneficial owner of outstanding shares of TCM common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Hilton H. Howell, Jr., Vice Chairman and a director of Gray, has been a director of Triple Crown Media, Inc. since December 30, 2005 and was Vice President, Secretary and a director of Bull Run Corporation from 1994 until its 2005 merger with TCM. Mr. Howell is also the beneficial owner of outstanding shares of TCM.
     On April 1, 2000, the Company entered into a rights sharing agreement with Host Communications, Inc. (“Host”) a wholly-owned subsidiary of TCM, and a related party, for the marketing, selling and broadcasting of University of Kentucky (“UK”) sporting events and related programming, production and other associated activities. This agreement terminated April 15, 2005. As of December 31, 2005, Host owed $1.6 million to the Company under this contract, which was reported as a related party receivable. This balance was collected in full during the first quarter of 2006.
     On October 12, 2004, UK jointly awarded a new sports marketing agreement to the Company and Host. The new agreement with UK commenced on April 16, 2005 and has an initial term of seven years with the option to extend for three additional years. The aggregate license fees to be paid to UK over the ten year term for the agreement will be approximately $80.5 million. At December 31, 2005, Host owed $1.7 million to the Company under this contract, which was reported as a related party investment. Under the new agreement, the Company has paid $3.6 million to UK and recognized losses of $81,000 and $137,000 during the years ended December 31, 2006 and 2005, respectively.
     On July 1, 2006, the agreement between the Company and Host was amended. The amended agreement provides that the Company will share in profits in excess of certain amounts specified by the agreement, if any, but not losses, of Host’s UK activities. The agreement also provides that the Company would separately retain all local broadcast advertising revenue and pay all local broadcast expenses for activities under the agreement. Under the amended agreement, Host agreed to make all license fee payments to UK. However, if Host is unable to pay the license fee to UK, the Company will then pay the unpaid portion of the license fee to UK. Host will then reimburse the Company for the amount paid by the Company within 60 days subsequent to the close of each contract year which ends on June 30th. Host also agrees to pay interest on this advance at a rate equal to the prime rate. As of December 31, 2006, Host owed $1.7 million to the Company under this contract, which was reported as a related party receivable. This balance was collected during the first quarter of 2007.
     On April 22, 2002, Gray issued $40 million (4,000 shares) of a redeemable and convertible preferred stock to a group of private investors and designated it as Series C Preferred Stock. As part of the transaction, holders of Gray’s Series A and Series B Preferred Stock, which included J. Mack Robinson, Harriett J. Robinson and certain of their affiliates, exchanged all of the outstanding shares of each respective series, an aggregate fair value of approximately $8.6 million, for an equal number of shares of the Series C Preferred Stock. During 2006, Gray paid preferred stock dividends of approximately $624,200 to the affiliated holders of the Series C Preferred Stock.
     On September 29, 2006, a special committee of independent directors authorized and approved the repurchase of 175 shares of the Company’s Series C Preferred Stock from Georgia Casualty & Surety Company at the liquidation price of $10,000 per share. Mr. J. Mack Robinson, the Company’s Chairman and Chief Executive Officer and his affiliates have an ownership interest in Atlantic American Corporation, a publicly traded company, which is the parent company of Georgia Casualty and Surety Co. Also, on August 4, 2004, a special committee of independent directors authorized and approved the repurchase of 36 shares of Series C Convertible Preferred shares of stock from Mr. Robinson at its stated liquidation price of $10,000 per share.
     Gray obtains certain workers’ compensation insurance coverage from Georgia Casualty & Surety Co., which is a wholly-owned subsidiary of Atlantic American Corporation, a publicly traded company in which J. Mack Robinson and certain of his affiliates have a substantial ownership interest. During 2006, Gray paid insurance premiums of approximately $320,365 to Georgia Casualty.
     Gray obtains certain liability, umbrella and workers’ compensation insurance coverages through Insurance Associates of Georgia, an insurance agency which is owned by a son-in-law of Hugh E. Norton, a director of Gray. During 2006, in connection with these coverages, Insurance Associates of Georgia retained commissions of $153,816 paid to it by the various insurance companies providing insurance to Gray and paid $98,609 of such commissions to Norco, Inc. an insurance agency of which Mr. Norton is President and which is owned by Mr. Norton’s wife and daughter. The board has reviewed these arrangements and has determined that, notwithstanding these payments, Mr. Norton is independent within the meaning of Section 303A.02(b) of the NYSE listing standards as further explained under the heading “Corporate Governance.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.
     To our knowledge, based solely on our review of the copies of such reports furnished to us during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and 10 percent beneficial owners were met, except that director Robert S. Prather, Jr.

failed to timely report one transaction on Form 4; director J. Mack Robinson failed to timely report five transactions on Form 4; director Harriet J. Robinson failed to timely report three transactions on Form 4; and director Hilton H. Howell, Jr. failed to timely report one transaction on Form 4. A beneficial owner of 10% or more of the Company’s common stock, Highland Capital Management, L.P., failed to timely report on Form 3 and one transaction on Form 4.
REPORT OF AUDIT COMMITTEE
     The following Report of the Audit Committee, together with references in this proxy statement to the independence of the Audit Committee members and the Audit Committee Charter, does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, as amended or the Securities Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.
     The Audit Committee of our Board of Directors is comprised of four directors who are independent and financially literate within the meaning of the NYSE listing standards regarding audit committees. In addition, the Board of Directors has determined that T. L. Elder is an “audit committee financial expert” as defined by applicable SEC rules. In accordance with its written charter, which was approved and adopted in its current form by our Board of Directors in February 2004, the Audit Committee assists our Board of Directors in the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. In addition, the Audit Committee has the authority to select our independent public accounting firm. Gray’s Audit Committee Charter prohibits a member of the Audit Committee from serving on more than three public company audit committees.
     Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. McGladrey & Pullen, LLP, our independent public accounting firm, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present, in all material respects, our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2006 and discussed them with both management and McGladrey & Pullen, LLP.
     Management is responsible for establishing, assessing and reporting on Gray’s system of internal control over financial reporting. McGladrey & Pullen, LLP is responsible for performing an independent audit of management’s assessment of and of Gray’s internal control over financial reporting and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of this process. In connection with these responsibilities, the Audit Committee met with management and McGladrey & Pullen, LLP to review and discuss management’s assessment of the effectiveness of Gray’s internal controls over financial reporting.
     The Audit Committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     The Audit Committee has received and reviewed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed and confirmed with McGaldrey & Pullen, LLP its independence with respect to Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by McGladrey & Pullen, LLP is compatible with maintaining that independence.
     Based upon this review, the Audit Committee recommended to the full Board of Directors that our audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the SEC.
     Submitted by the Audit Committee of the Board of Directors.
Howell W. Newton, Chairman
Richard L. Boger
T. L. Elder
William E. Mayher, III
INDEPENDENT PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP has been Gray’s principal independent accountants since May 26, 2006. McGladrey & Pullen, LLP audited our annual financial statements for the year ended December 31, 2006 and we have selected McGladrey & Pullen, LLP as our independent public accounting firm to audit our financial statements and our internal control over financial reporting for the year ending December 31, 2007. A representative of McGladrey & Pullen, LLP is expected to be present at the 2007 Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions. The Company has decided not to ask its shareholders to ratify the appointment of McGladrey & Pullen LLP, as the Company’s independent accounting firm for the year ending December 31, 2007.
     PricewaterhouseCoopers LLP was Gray’s principal independent accountants from January 7, 2002 through May 26, 2006. PricewaterhouseCoopers LLP audited our annual financial statements for the years ended December 31, 2005 and 2004. PricewaterhouseCoopers LLP reviewed our interim financial statements through the date of their dismissal. The decision to change independent public accounting firms was recommended by the Company’s management and approved by the Audit Committee of the Company’s Board of Directors.
     The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through May 26, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and 2004 and through May 26, 2006, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the previous paragraph, and a copy of such letter, dated May 31, 2006, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed May 31, 2006.

     During the years ended December 31, 2005 and 2004 and through May 26, 2006, neither the Company nor anyone on its behalf consulted with McGladrey & Pullen, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by McGladrey & Pullen, LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Fees
     The fees billed by McGladrey & Pullen, LLP for 2006 were as follows:

2006
Audit fees (1)	$877,000
Audit related fees (2)	84,000
Tax fees	—
All other fees	—

Total	$961,000

(1)	Audit fees include estimated fees for the current year audit, fees for quarterly reviews of our reports on Form 10-Q for the second and third quarter of 2006, consultation concerning accounting issues discussed with the SEC when applicable and consultation concerning compliance with Rule 404 of the Sarbanes-Oxley Act of 2002, which requires the independent public accounting firm to audit our evaluation of internal control over financial reporting.

(2)	These fees were for audits of our employee benefit plans.
     All audit related services, tax services and other non-audit services must be, and all of the expenses for such services in 2006 were, pre-approved by the Audit Committee, which also concluded that the provision of such services was compatible with the maintenance of McGladrey & Pullen, LLP’s independence in the conduct of its auditing functions.
     In accordance with its written charter, the Audit Committee reviews and discusses with McGladrey & Pullen, LLP on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the independent public accounting firm and preapproves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Gray by its independent public accounting firm.
PROPOSAL 2: APPROVAL OF THE 2007 LONG TERM INCENTIVE PLAN
     Our board of directors has approved and recommends that you approve the 2007 Incentive Plan, which replaces the 2002 Incentive Plan, which became effective July 1, 2002. The board deemed it to be in the Company’s best interest to replace the 2002 Incentive Plan with the 2007 Incentive Plan in order to increase the number of shares of Gray common stock available for incentive awards to participants in the plan and to revise certain characteristics of the awards and the administration of the plan. In addition, in order to maintain compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers, our shareholders must approve the material terms of the performance criteria that may apply to incentive compensation every five years. We are terminating the 2002 Incentive Plan upon approval by the shareholders of the 2007 Incentive Plan.
     If the 2007 Incentive Plan is approved by shareholders, we will not issue any additional awards under the 2002 Incentive Plan. However, all options previously issued under the 2002 Incentive Plan will continue to remain outstanding in accordance with their terms. In addition, unused shares under the 2002 Incentive Plan will carry over to the 2007 Incentive Plan and be available for the grant of awards under the 2007 Incentive Plan, as described below. Both Class A common and common shares of stock are issuable under the 2002 Incentive Plan. Currently, the total number of shares of common stock issuable under the 2002 Incentive Plan is not to exceed 4,801,370 shares. As of March 31, 2007, we have approximately 2,469,000 unused shares of Gray common stock and no unused shares of Gray class A common stock available under the 2002 Incentive Plan. The 2007 Incentive Plan would allow us to issue 6,000,000 shares with not more than 1,000,000 out of that 6,000,000 to be Class A common stock. The 6,000,000 maximum includes unused shares under the 2002 Incentive Plan.
     Approval of the 2007 Incentive Plan by the shareholders is intended, among other things, to qualify stock incentive and performance awards under the 2007 Incentive Plan to certain of our executive officers as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”), as described further below, and to enable us to issue incentive stock options under Section 422 of the Internal Revenue Code. In addition, the NYSE, on which the Gray Class A common stock and common stock are listed, requires shareholder approval of the 2007 Incentive Plan.
     A summary of the 2007 Incentive Plan appears below. This summary is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, which is attached as Appendix A to this proxy statement.
     Our board of directors unanimously recommends that you vote “FOR” approval of the 2007 Incentive Plan.
Description of the 2007 Incentive Plan
     The material features of the 2007 Incentive Plan are outlined below.
     Types of Awards. The 2007 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights (“SARs”) and performance awards (collectively, the “awards”) to our officers and key employees to purchase shares of Gray Class A common stock and common stock and to receive other awards based on Gray’s performance. As of March 26, 2007, approximately 473 individuals held options granted under the 2002 Incentive Plan, the predecessor plan to the 2007 Incentive Plan.
     Unless and until the committee that administers the 2007 Incentive Plan determines that an award is not designed to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, the maximum number of shares that may be awarded to any individual in any one fiscal year pursuant to stock options will be 500,000 shares, the maximum number of shares that may be awarded to any individual in any one fiscal year pursuant to SAR’s will be 500,000 shares, and the maximum aggregate payout to any individual in any one year as performance awards will be the greater of $1,000,000 or 500,000 shares.
     Purpose. The 2007 Incentive Plan is designed to encourage officers and key employees to achieve goals, which are mutually beneficial to us and the officer or employee, thereby strengthening their desire to remain with us, while simultaneously providing an incentive to work for our success.
     Administration. The 2007 Incentive Plan will be administered by a committee or subcommittee of our board of directors that consists of persons appointed by our board of directors who are independent and “non-employee” directors (the “2007 Plan Committee”). Subject to any general guidelines established by our board, the determinations of the 2007 Plan Committee will be made in accordance with their judgment as to the best interest of Gray and its shareholders. Determinations, interpretations or other actions made or taken by the 2007 Plan Committee pursuant to the provisions of the 2007 Incentive Plan will be final and binding for all purposes and upon all participants.
     Incentive Stock Options. The incentive stock options granted under the 2007 Incentive Plan may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant. Incentive stock options are intended to meet the tax requirements of Section 422 of the Code. The purchase price per share of Gray common stock purchasable under any incentive stock option may not be less than 100% of the fair market value of the shares on the date the option is granted. The aggregate fair market value of the stock for which an incentive stock option is exercisable for the first time during any calendar year shall not exceed $100,000.
     Nonqualified Stock Options. The nonqualified stock options granted under the 2007 Incentive Plan may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant. The purchase price per share of Gray common stock purchasable under any nonqualified stock option is such price as is fixed by the 2007 Plan Committee, but any such purchase price will not be less than 100% of the fair market value of our common stock on the date of grant. The 2007 Plan Committee will have the right to determine at the time an option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions, and if so, the nature of the restrictions.
     Stock Appreciation Rights. Upon the exercise of an SAR, the holder thereof will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the exercise price of the SAR. The exercise price (which may not be less than the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the 2007 Plan Committee. At the time of grant, the 2007 Plan Committee may establish a maximum amount per share which will be payable upon exercise of a SAR. Payment by Gray upon exercise of a SAR may be in cash or stock, or any combination thereof, as the 2007 Plan Committee determines. The following will apply upon the exercise of a SAR:
•	Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of any related stock option may be exercised for all or part of the shares of stock for which its related option is then exercisable. Such number of shares equal to the number of SARs exercised will no longer be available for exercise under the related option (and when a share of stock is purchased under the related option, the related SAR shall similarly no longer be available for exercise).

•	Exercise of SARs Independent of Options. SARs exercisable independent of stock options may be exercised upon whatever terms and conditions the 2007 Plan Committee imposes upon the SARs.

     Restricted Stock. Restricted stock consists of stock issued or transferred under the 2007 Incentive Plan at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. Restricted stock awards may not be disposed of by the recipient until the restrictions established by the 2007 Plan Committee lapse. The restrictions may include time-based restrictions, performance requirements or other restrictions established by the 2007 Plan Committee. Participants are entitled to all dividends paid with respect to restricted stock during the period which the sale of such stock is restricted and will not be required to return any such dividends to Gray in the event of the forfeiture of the restricted stock.
     Performance Awards. Performance awards consist of stock, stock units or cash-based units to be issued without payment therefore, if the performance goals established by the 2007 Plan Committee are achieved during the applicable performance period. The goals established by the 2007 Plan Committee may be based upon company-wide performance or upon operating unit performance or a combination thereof and may include return on average total capital employed, earnings per share, return on shareholders’ equity, market share, growth in Broadcast Cash Flow, growth in Broadcast Cash Flow Less Cash Corporate Expenses, growth in EBITDA, growth in total revenue and/or specified components of total revenue, reduction in or the limitation in the growth of specified operating expenses, attainment of and/or maintenance of specified operating margins, attainment of and/or maintenance of specified weighted average costs of debt, attainment of and/or maintenance of specified weighted costs of capital, operating income (loss), income (loss) from continuing operations, pretax income from continuing operations and, for a performance award that the 2007 Plan Committee determines will not be designed to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code, such other goals as may be established by the 2007 Plan Committee. Actual payment of the performance award earned shall be in a single sum and in cash or in stock or in combination of both, as determined by the 2007 Plan Committee. If the performance award is paid in cash instead of stock, the number of shares reserved for issuance under the 2007 Incentive Plan and in the form of performance awards will be reduced as if shares had been issued. The 2007 Plan Committee will certify in writing that any performance goals and any other material terms of a performance award have been achieved prior to the actual payment of the performance award. All performance awards will be paid in full no later than the fifteenth day of the third month following the end of the first calendar year in which the applicable performance period ends or such awards are no longer subject to a substantial risk of forfeiture.
     Adjustments and Amendments of the 2007 Incentive Plan. Automatic adjustments in the 2007 Incentive Plan and in outstanding options will be made without shareholder approval to reflect stock dividends, recapitalizations and similar events. The board of directors has the right to amend or terminate the 2007 Incentive Plan at any time; provided, however, that unless first duly approved by the holders of Gray common stock entitled to vote on such matter, no amendment or change may be made in the 2007 Incentive Plan: (1) increasing the total number of shares that may be issued under the 2007 Incentive Plan or increasing the amount of type of awards that may be granted under the 2007 Incentive Plan; (2) changing the minimum purchase price of shares of common stock which may be made subject to awards under the 2007 Incentive Plan; or (3) changing the eligibility requirements. The awards under the 2007 Incentive Plan are intended to meet an exemption from Section 409A of the Code.
     The 2007 Incentive Plan will not be subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2007 Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.
     Change in Control. The 2007 Incentive Plan provides that in the event of a change of control of Gray, the 2007 Plan Committee may make such adjustments with respect to Awards and take such other action as it deems advisable such as the substitution of new awards, the adjustment of outstanding awards, the termination of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the 2007 Plan Committee of the vested and/or unvested portion of the award. Any adjustment may provide for the elimination, without payment, of any fractional shares that might otherwise become subject to an award, but may not otherwise diminish the then value of the award.
A “change in control” is deemed to have occurred if (1) any person becomes the beneficial owner of 45% percent or more of the combined voting power of Gray’s then outstanding shares; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of Gray in which Gray is the continuing corporation in which the holders of Gray common stock immediately prior to the acquisition do not own 51% percent or more of the combined voting power of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all of Gray’s assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.
     Non-Assignability of Awards. No Award may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution and are exercisable, during the participant’s lifetime, only by the participant.
     Certain Federal Income Tax Consequences. The following discussion is designed to provide a summary of the material federal income tax consequences with respect to awards granted under the 2007 Incentive Plan as of the date of this proxy statement. In addition to the tax consequences described below, (1) officers and directors of Gray subject to Section 16(b) of the Exchange Act, may be subject to special rules regarding the income tax consequences concerning their incentive stock options; nonqualified stock options and restricted shares and (2) any entitlement to a tax deduction on the part of Gray is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation under Section 162(m) of the Code and possible excise taxes on executives or loss of the Company’s deductions under Section 280G of the Code if the vesting of options or restricted stock is accelerated on or in connection with a change in control of the Company.
•	Incentive Stock Options. Certain options granted or that may be granted under the 2007 Incentive Plan will be incentive stock options as defined in the Internal Revenue Code, provided that such options satisfy the requirements under the Internal Revenue Code applicable to incentive stock options. In general, neither the grant nor the exercise of any incentive stock option will result in taxable income to the optionee or a deduction to Gray. The sale of Gray common stock received upon the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to Gray. The exercise of an incentive stock option may have implications in the computation of the optionee’s alternative minimum tax. To receive capital gain or loss treatment upon the disposition of Gray common stock acquired through exercise of an incentive stock option, the optionee must not dispose of the Gray common stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such Gray common stock for at least one year after the transfer of such Gray common stock to the optionee.

If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Gray common stock, but, in general, any gain in an amount equal to the lesser of (1) the fair market value of the Gray common stock on the date of exercise minus the option price or (2) the amount realized on the disposition minus the option price is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock that has been sold. Gray will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 2007 Incentive Plan provides that an optionee may pay for Gray common stock received upon the exercise of an option (including an incentive stock option) with other shares of Gray common stock. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

•	Nonqualified Stock Option. An optionee will realize no taxable income upon the grant of a non-qualified stock option and Gray will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Gray common stock on the date of exercise over the exercise price. Upon a subsequent sale of the Gray common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Gray common stock. Gray will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

•	SARs. Generally, no Federal income tax consequences are incurred by Gray or the holder at the time a SAR is granted pursuant to the 2007 Incentive Plan. However, upon the exercise of a SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash or the value of property received by him or her. Gray generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income. If a holder of a SAR receives Gray common stock upon the exercise of such right and subsequently disposes of such Gray common stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder’s holding period for the Gray common stock that has been sold.

•	Restricted Stock Awards. The Federal income tax consequences of a restricted stock award granted under the 2007 Incentive Plan will depend, in large measure, on the restriction placed on the stock. In general, if the stock is “not transferable” and subject to a “substantial risk of forfeiture,” then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock. If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock.

Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient’s holding period for the stock. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.
Additional Information Regarding New Plan Benefits
     Awards under the 2007 Incentive Plan are based upon Gray’s performance. Accordingly, future awards under the 2007 Incentive Plan are not determinable at this time. Reference is made to the sections captioned “Summary Compensation Table,” “Grants of Plan-Based Awards in 2006,” and “Outstanding Equity Awards” and “Option Exercises and Stock Vested” for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 2002 Incentive Plan.
Market Price of the Common Stock
     As of March 28, 2007, the fair market value of Gray Class A common stock underlying options granted pursuant to the 2002 Incentive Plan, the predecessor plan to the 2007 Incentive Plan, was $10.55 per share, equal to the closing price of the Gray Class A common stock as reported by the New York Stock Exchange, and the fair market value of Gray common stock underlying options granted pursuant to the 2002 Incentive Plan was $10.48 per share, equal to the closing price of the Gray common stock as reported by the New York Stock Exchange.
New Plan Benefits
     Any future awards under the 2007 Incentive Plan will be made at the discretion of the Management Personnel Committee, as described in Proposal Two. Consequently, we cannot determine, with respect to any particular person or group, the number or value of the awards that will be granted in the future pursuant to the 2007 Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
     The following table gives information about the common stock and Class A common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2006.

	Equity Compensation Plan Information
			Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in 1st column)
Common Stock:
Equity compensation plans approved by security holders (1)	1,796,908	$9.82	3,969,584

Equity compensation plans not approved by security holders	—	$—	—

Total	1,796,908		3,969,584

Class A Common Stock:
Equity compensation plans approved by security holders (1)	20,687	$15.39	—

Equity compensation plans not approved by security holders	—	$—	—

Total	20,687		—

(1)	Includes securities available for future issuance under the 2002 Long-Term Incentive Plan.
OTHER MATTERS
     Our Board of Directors knows of no other matters to be brought before the 2007 Annual Meeting. However, if any other matters are properly brought before the 2007 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS FOR INCLUSION
IN NEXT YEAR’S PROXY STATEMENT
     Proposals of shareholders intended to be presented at Gray’s 2008 Annual Meeting of Shareholders must be received at our principal executive offices by December 13, 2007, in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING
     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 26, 2008 and advise shareholders in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) receive notice of the proposal after the close of business on March 26, 2008. Notices of intention to present proposals at the 2008 Annual Meeting of Shareholders should be addressed to Gray Television, Inc., Attention: Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.
AVAILABILITY OF FORM 10-K
     Gray’s Annual Report on Form 10-K is available online at www.graytvinc.com. Gray will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. Such requests should be addressed to Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations.
HOUSEHOLDING
     As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified Gray of their desire to receive multiple copies of this proxy statement. Gray will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed in the future.

APPENDIX A
GRAY TELEVISION, INC.
2007 LONG TERM INCENTIVE PLAN
Section 1. Establishment and Purpose.
     Gray Television, Inc., a Georgia corporation (the “Company”), hereby establishes this long term incentive plan to be named the Gray Television, Inc. 2007 Long Term Incentive Plan for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage certain employees of the Company, and of such subsidiaries of the Company as the committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment.
Section 2. Definitions.
     Whenever used herein, the following terms shall have the respective meanings set forth below:
(a)	Act means the Securities Exchange Act of 1934, as amended from time to time.

(b)	Award means any Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

(c)	Award Agreement means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

(d)	Base Price means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

(e)	Board means the Board of Directors of the Company.

(f)	Change of Control is defined in Section 14.

(g)	Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(h)	Committee means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

(i)	Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j)	Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(k)	Employee means an employee (including officers and directors who are also employees) of any member of the Group.

(l)	Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors determined in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

(m)	Group means the Company and every Subsidiary of the Company.

(n)	Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an “Incentive Stock Option” within the meaning of Section 422 of the Code, a “Nonqualified Stock Option,” or any other type of stock option encompassed by the Code.

(o)	Participant means any Employee designated by the Committee to participate in the Plan.

(p)	Performance Award means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

(q)	Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(r)	Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(s)	Period of Restriction means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(t)	Reporting Person means a person subject to Section 16 of the Act.

(u)	Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(v)	Retirement (including Normal, Early, and Disability Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Gray Television, Inc. Pension Plan, as amended and in effect at the time of such termination of employment.

(w)	Stock means the authorized and unissued shares of the Company’s class A common stock and common stock or shares of the Company’s class A common stock or common stock held in treasury or previously issued shares of class A common stock or common stock reacquired by the Company, including stock purchased on the open market. The Company’s class A common stock and common stock are substantially similar except for differences in voting rights.

(x)	Stock Appreciation Right or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(y)	Subsidiary means a subsidiary corporation as defined in Section 425 of the Code.
Section 3. Administration.
     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall have the authority to delegate administrative duties to one or more officers or Employees of the Company or Subsidiaries to the extent that such delegation would not jeopardize the Performance-Based Exception with respect to any Award or otherwise violate applicable law or exchange act rules.
Section 4. Shares Reserved Under the Plan.
     There is hereby reserved for issuance under the Plan an aggregate of 6,000,000 shares of Stock with no more than 1,000,000 of the aggregate limit consisting of class A common stock. The above amounts include approximately 2,469,000 shares of Stock that were available for issuance under the 2002

Long Term Incentive Plan (the “2002 Plan”), and were transferred to the Plan, added to the reserved Stock and available for issuance to Participants under the Plan. No new Awards shall be made under the 2002 Plan as of the effective date of the Plan. Stock underlying Awards under the 2002 Plan that expire, are cancelled, or are forfeited after the effective date of the Plan may not be added back to the Plan maximum.
     Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. The full number of Stock Appreciation Rights granted that are to be settled in Common Stock shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.
     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:
(a)	Stock Options: The maximum aggregate number of shares of Stock that may be granted in the form of Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(b)	SARs: The maximum aggregate number of shares of Stock that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(c)	Performance Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards granted in any one fiscal year to any one Participant shall be the greater of $1,000,000 or 500,000 shares.
If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.
Section 5. Participants.
     Participants will consist of such officers and key Employees of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only key Employees may be granted Incentive Stock Options under the Plan.

Section 6. Types of Awards.
     The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be in writing.
Section 7. Date of Granting Awards.
     The date of grant of an Award (the “Award Date”) is the date the Committee makes the Award to a Participant by fixing the material terms of the Award. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award Agreement within thirty days after the date of mailing or delivery by the Company of the Award Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within said thirty day period, his or her Award shall be automatically terminated, except that if the Participant dies within said thirty day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.
Section 8. Incentive Stock Options.
     Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the Fair Market Value of the shares of Stock on the date of grant of the Option. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable as provided in the Award Agreement and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000 per participant.
Section 9. Nonqualified Stock Options.
     Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the fair market value of the shares of Stock on the date of grant of the Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. The Committee shall determine the vesting and forfeiture provisions of the Nonqualified Stock Options and shall set forth such terms in the Award Agreement. Unless determined otherwise in the Award Agreement, all Options shall terminate three months after termination of employment for any reason other than death, Retirement or Disability. Unless determined otherwise in the Award Agreements, in the event termination of employment occurs as a result of death, Retirement or Disability, such an Option will terminate 12 months after such termination provided however, if the optionee dies within 12 months after termination of employment by Retirement or Disability, then the period of exercise following death shall be three months. In no event shall any Option be exercised more than ten years after its date of grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to other restrictions, and if so, the nature of the restrictions.
Section 10. Stock Appreciation Rights.
     Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, or (2) independent of an Option. If the Option referred to in (1) or (2) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. The Base Price or grant price of each SAR shall equal the Fair Market Value of the Stock on the date of grant of the SAR. At the time of grant, the Committee may establish, in its sole discretion, any other conditions on exercise of an SAR. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof. The following will apply upon exercise of an SAR:
(a) Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for exercise under the related Option (and when a share of Stock is purchased under the related Option, the related SAR shall similarly no longer be available for exercise).
(b) Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.
Section 11. Restricted Stock.
     Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:
(a) The purchase price, if any, will be determined by the Committee.
(b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof;

(ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods,
(iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.
(c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.
(d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.
(e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.
Section 12. Performance Awards.
     Performance Awards shall consist of Stock, stock units, cash based units or a combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may be based upon company-wide performance or upon operating unit performance or a combination thereof and may include return on average total capital employed, earnings per share, return on shareholders’ equity, market share, growth in Broadcast Cash Flow, growth in Broadcast Cash Flow Less Cash Corporate Expenses, growth in EBITDA, growth in total revenue and/or specified components of total revenue, reduction in or the limitation in the growth of specified operating expenses, attainment of and/or maintenance of specified operating margins, attainment of and/or maintenance of specified weighted average costs of debt, attainment of and/or maintenance of specified weighted costs of capital, operating income (loss), income (loss) from continuing operations, pretax income from continuing operations, and, for a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, such other goals as may be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee at a time when the outcome of the performance goal is substantially uncertain and not later than the earlier of (1) 90 days after the commencement of the period of service to which the performance goal relates or (2) 25 percent of the period of service to which the performance goal relates has elapsed. In the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be a single sum and in cash or in Stock or in a combination of both, as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Performance Award of stock units is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Performance Awards shall be reduced as if shares had been issued. The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award. All Performance Awards shall be paid in full to the Participant no later than the 15th day of the third month following the end of the first calendar year in which the Performance Period ends or such Awards are no longer subject to a substantial risk of forfeiture.
Section 13. Adjustment Provisions.
     In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Stock which may be delivered under Section 4, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number. The Committee shall not make any adjustment pursuant to this Section 13 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.
Section 14. Change of Control.
     Notwithstanding any other provision of this Plan, upon a Change of Control, the Committee may make such adjustments with respect to Awards and take such other action as it deems advisable, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, or the termination of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section 14 may provide, in the Committee’s discretion, for the elimination without payment therefore of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section 14 may not otherwise diminish the then value of the Award. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder.
     For purposes of this Plan, a “Change of Control” shall occur if (i) any Person (other than the Company or a Permitted Holder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent forty five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s Stock immediately prior to the merger do not own fifty one percent (51%) or more of the combined voting power of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. For purposes of the above definition, a “Permitted Holder” means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death or any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee and other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv); or (vi) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clauses (i) — (v), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.
Section 15. Nontransferability.
     Each Award granted under the Plan to a Participant shall not be transferable other wise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:
(a) By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and
(b) To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.
Section 16. Withholding.
     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Section 17. No Right to Employment
     A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.
Section 18. Amendment of the Plan
     The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent except as specifically provided herein under Sections 13 and 14 or as otherwise required by law. Except for adjustments in accordance with Section 13, no amendment of the Plan or other similar actions, shall, without approval of the shareholders of the Company (a) increase the total number of shares which may be issued under the Plan or increase the amount of type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan. No Award shall be granted more than ten years after the effective date of the Plan.
Section 19. Securities Requirements
     With respect to insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.
     The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.
Section 20. Effective Date of Plan and Shareholder Approval.
     The Plan shall be effective on May 2, 2007, provided the approval of the shareholders of the Company is obtained. If the shareholders do not approve the Plan, the Plan shall not go into effect and no Awards shall be made under the Plan.
Section 21. Governing Law.
     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to the principles of conflicts of law. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent. All Awards to be granted hereunder are intended to comply with the exemptions or deferred compensation requirements of Code Section 409A, and all provisions of the Plan and all Awards granted hereunder must be construed in such a manner as to effectuate that intent.

GRAY TELEVISION, INC.
PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors of Gray Television, Inc.
          The undersigned shareholder hereby appoints William E. Mayher, III and J. Mack Robinson, and each of them or either one of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares of Common Stock, no par value per share, and Class A Common Stock, no par value per share, of Gray Television, Inc. (“Gray”), held of record by the undersigned on March 30, 2007, at the Annual Meeting of Shareholders of Gray to be held on May 2, 2007 at 9:30 a.m., local time, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and at any adjournment or postponement of that meeting.
          IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL IN THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.
(Continued and to be signed, on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

--FOLD AND DETACH HERE--
Dear Shareholder:
          Gray Television, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.
          To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.
          1. To vote over the Internet:
                    - Log on to the Internet and go to the website http://www.proxyvoting.com/gtn.
          2. To vote over the telephone:
                    - On a touch-tone telephone call 1-866-540-5760, 24 hours a day, 7 days a week.
          Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.
          If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
You can now access your Gray Television, Inc. account online.
          Access your Gray Television, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).
          Mellon Investor Services LLC, Transfer Agent for Gray Television, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9 a.m. - 7 p.m. Monday – Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please mark
here for address change [    ]
or comments
SEE REVERSE SIDE.
THE BOARD OF DIRECTORS OF GRAY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:
1.	The proposal to elect the eleven directors named below (the “Nominees”), to serve as members of Gray’s Board of Directors, to serve until the next Annual Meeting of Shareholders of Gray and until their successors are duly elected and qualified.

Nominees:
01. Richard L. Boger	05. William E. Mayher, III	09. Robert S. Prather, Jr.
02. Ray M. Deaver	06. Zell B. Miller	10. Harriett J. Robinson
03. T.L. Elder	07. Howell W. Newton	11. J. Mack Robinson
04. Hilton H. Howell, Jr.	08. Hugh E. Norton

☐	FOR all Nominees listed above (except	☐	WITHHOLD AUTHORITY to vote for all
	as marked to the contrary below)		Nominees listed above
Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:________________________________________________________________________________________________________

2.	The proposal to approve the Gray Television, Inc. 2007 Long Term Incentive Plan; and
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
3.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DATED:

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)
This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise.
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.

*FOLD AND DETACH HERE*
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.
          YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET
HTTP://WWW.PROXYVOTING.COM/GTN
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.